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FOR IMMEDIATE RELEASE

April 26, 2012

Company:	Dominion

Contacts:
Media:	Ryan Frazier (804) 819-2521, C.Ryan.Frazier@dom.com Bill Hall (804) 819-2040, Bill.Hall@dom.com
Analysts:	Corynne Arnett (804) 819-2384, Corynne.Arnett@dom.com Nathan Frost (804) 819-2187, Nathan.J.Frost@dom.com

DOMINION ANNOUNCES FIRST-QUARTER 2012 EARNINGS

• First-quarter 2012 operating earnings of 85 cents per share compared to guidance of 85 cents to $1.00 per share
• First-quarter 2012 GAAP earnings of 86 cents per share
• Company affirms 2012 operating earnings guidance of $3.10 to $3.35 per share
• Binding precedent agreements signed for Cove Point Liquefaction project
• Conference call scheduled for 10 a.m. EDT today

RICHMOND, Va. – Dominion (NYSE: D) today announced unaudited reported earnings determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended March 31, 2012, of $494 million ($0.86 per share), compared with reported earnings of $479 million ($0.82 per share) for the same period in 2011.

Operating earnings for the three months ended March 31, 2012, amounted to $487 million ($0.85 per share), compared to operating earnings of $541 million ($0.93 per share) for the same period in 2011. Operating earnings are defined as reported (GAAP) earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the board of directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

Business segment results and detailed descriptions of items included in 2012 and 2011 reported earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

“Our core businesses continued to deliver strong operating earnings results this quarter despite the effects of the warmest first quarter weather in more than 100 years in our electric service territory.   We maintain our focus on meeting the growing infrastructure needs of customers in the energy markets we serve and are very pleased with the progress being made on projects in our infrastructure growth plan.

“In Dominion Generation, the 585-megawatt Virginia City Hybrid Energy is more than 98 percent complete and on schedule for operation in the middle of this year. Construction is proceeding on the 1,329-megawatt, gas-fired power station in Warren County, Va., following approval of the Virginia State Corporation Commission (SCC) and is scheduled for commercial operation in late 2014. Moreover, we announced that Brunswick County, Va., has been selected as the site for our next gas-fired generating facility, another 3-on-1 combined cycle plant. We expect to file regulatory applications later this year to build the station, which is expected to produce more than 1,300 megawatts of electricity.

“At Dominion Energy, construction of our Appalachian Gateway Project is on track to be in service by September of this year. It is designed to transport natural gas produced in West Virginia and Pennsylvania. Two other major projects serving the Marcellus and Utica shale regions also are expected to be in service by the end of the year. They are the Northeast Expansion Project, designed to provide 200,000 dekatherms per day of firm transportation services, and the first phase of the Natrium natural gas processing and fractionation plant, with an expected capacity to process 200 million cubic feet of natural gas per day and fractionate 36,000 barrels of natural gas liquids per day.

“We are pleased to announce that we are moving forward with our Cove Point Liquefaction project.  At the end of March, we signed binding precedent agreements with two companies, one of which is Sumitomo Corporation, a major Japanese corporation with significant global energy operations.  Between the two shippers, the planned project capacity is fully subscribed.   We are continuing to negotiate binding terminal service agreements with the parties and expect to complete them later this summer.  Pending execution of these agreements and receipt of necessary approvals, Dominion would provide liquefaction, storage and loading services, but would not own or directly export the LNG.

“The modernization project for Dominion Virginia Power’s Mount Storm-to-Doubs transmission line, a major 500-kilovolt line serving Virginia, West Virginia and Maryland, is well under way. Completion of that project is now expected by the end of 2014.”

First-quarter 2012 operating earnings compared to 2011

The decrease in first-quarter 2012 operating earnings per share as compared to first-quarter 2011 operating earnings per share is primarily attributable to warmer-than-normal weather in the regulated electric service territory and lower merchant generation margins.   Offsetting these negatives were lower operations and maintenance expenses, higher contributions from unregulated retail energy marketing operations and a lower effective tax rate.

Complete details of first-quarter 2012 operating earnings as compared to 2011 can be found on Schedule 4 of this release.

Second-quarter and full-year 2012 operating earnings guidance

Dominion expects second-quarter 2012 operating earnings in the range of 55 cents per share to 65 cents per share as compared to second-quarter 2011 operating earnings of 59 cents per share. Positive factors for the second-quarter of 2012 compared to the same period of the prior year include anticipated higher rate adjustment clause earnings and growth in our electric service territory, as well as cost-control initiatives. Negative factors for the quarter include lower merchant generation margins.  GAAP earnings for the second quarter of 2011 were 58 cents per share.  Operating earnings guidance for the full year remains at $3.10 to $3.35 per share.  A reconciliation between operating and GAAP earnings for the second quarter of 2011 can be found on Schedule 3 of this release.

In providing its second-quarter and full-year 2012 operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. At this time, Dominion management is not able to estimate the impact, if any, of these items on reported earnings, other than those as set forth on Schedule 2 – Reconciliation of 2012 Operating Earnings to Reported Earnings on page 8 of the 1Q12 Earnings Release Kit. Accordingly, the company is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.

Conference call today

Dominion will host its first-quarter earnings conference call at 10 a.m. EDT on Thursday, April 26.  Dominion management will discuss its first-quarter financial results and other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.”  International callers should dial (334) 323-9872.  Participants should dial in 10 to 15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live webcast of the conference call, including accompanying slides, and the Earnings Release Kit will be available on the company’s investor information page at www.dom.com/investors.

A replay of the conference call will be available beginning about 1 p.m. EDT April 26 and lasting until 11 p.m. EDT May 3.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-7226.  The PIN for the replay is 54864071.  Additionally, a replay of the webcast will be available on the company’s investor information page by the end of the day April 26.

Dominion is one of the nation's largest producers and transporters of energy, with a portfolio of approximately 27,500 megawatts of generation, 11,000 miles of natural gas transmission, gathering and storage pipeline and 6,300 miles of electric transmission lines.  Dominion operates the nation's largest natural gas storage system with 947 billion cubic feet of storage capacity and serves retail energy customers in 15 states. For more information about Dominion, visit the company's website at www.dom.com.

This release contains certain forward-looking statements, including forecasted operating earnings for second-quarter and full-year 2012 which are subject to various risks and uncertainties.  Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, fluctuations in energy-related commodity prices, estimates of future market conditions, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, the receipt of regulatory approvals for, and timing of, planned projects, acquisitions and divestitures, and the ability to complete planned construction or expansion projects within the terms and timeframes initially anticipated.  Other factors include, but are not limited to, weather conditions and other events, including the effects of hurricanes, earthquakes, high winds and major storms on operations, the risk associated with the operation of nuclear facilities, unplanned outages of Dominion’s generation facilities, state and federal legislative and regulatory developments and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, political and economic conditions, industrial, commercial and residential growth or decline in Dominion’s service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, fluctuations in interest rates, changes in federal and state tax laws, employee workforce factors, including collective bargaining, counter-party credit and performance risks, adverse outcomes in litigation matters or regulatory proceedings, the risk of hostile cyber intrusions and other uncertainties.  Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission.

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Schedule 1 - Segment Operating Earnings

Preliminary, Unaudited
(millions, except earnings per share)	Three months ended March 31,
	2012	2011	Change
Earnings:
Dominion Virginia Power	$166	$149	$17
Dominion Energy	149	169	(20)
Dominion Generation	223	298	(75)
Corporate and Other	(51)	(75)	24
OPERATING EARNINGS	$487	$541	$(54)
Items excluded from operating earnings 2, 3	7	(62)	69
REPORTED EARNINGS 1	$494	$479	$15

Common Shares Outstanding (average, diluted)	571.9	580.5

Earnings Per Share (EPS):
Dominion Virginia Power	$0.29	$0.26	$0.03
Dominion Energy	0.26	0.29	(0.03)
Dominion Generation	0.39	0.51	(0.12)
Corporate and Other	(0.09)	(0.13)	0.04
OPERATING EARNINGS	$0.85	$0.93	$(0.08)
Items excluded from operating earnings 2	0.01	(0.11)	0.12
REPORTED EARNINGS 1	$0.86	$0.82	$0.04

1)	Determined in accordance with Generally Accepted Accounting Principles (GAAP).
2)	Items excluded from operating earnings are reported in Corporate and Other segment. Refer to Schedules
2 and 3 for details, or find "GAAP Reconciliation" on Dominion's website at www.dom.com/investors.
3)	Pre-tax amounts for the current period and the prior period are $11 million and ($81) million, respectively.

Schedule 2 - Reconciliation of 2012 Operating Earnings to Reported Earnings

2012 Earnings (Three months ended March 31, 2012)

The net effects of the following items, all shown on an after-tax basis, are included in 2012 reported earnings, but are excluded from operating earnings:

•	$5 million net gain related to our investments in nuclear decommissioning trust funds.
•	$2 million net benefit from operations at our Kewaunee nuclear merchant power station, which is being marketed for sale.

(millions, except per share amounts)	1Q12	2Q12	3Q12	4Q12	YTD 2012
Operating earnings	$487				$487
Items excluded from operating earnings (after-tax):
Net gain in nuclear decommissioning trust funds	5				5
Kewaunee operations	2				2
Total items excluded from operating earnings (after-tax) 1	7				7
Reported net income	$494				$494
Common shares outstanding (average, diluted)	571.9				571.9
Operating earnings per share	$0.85				$0.85
Items excluded from operating earnings (after-tax)	0.01				0.01
Reported earnings per share	$0.86				$0.86

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
Items excluded from operating earnings:	1Q12	2Q12	3Q12	4Q12	YTD 2012

Net gain in nuclear decommissioning trust funds	$8				$8
Kewaunee operations	3				3
Total items excluded from operating earnings	$11				$11

Schedule 3 - Reconciliation of 2011 Operating Earnings to Reported Earnings

2011 Earnings (Twelve months ended December 31, 2011)

The net effects of the following items, all shown on an after-tax basis, are included in 2011 reported earnings, but are excluded from operating earnings:

•	$178 million of impairment charges related to certain utility ($139 million) and merchant ($39 million) coal-fired power stations.
•	$59 million of restoration costs associated with Hurricane Irene.
•	$39 million net loss from operations at our Kewaunee nuclear merchant power station, which is being marketed for sale.
•	$34 million impairment of excess emission allowances resulting from a new EPA air pollution rule.
•	$21 million of severance costs and other charges resulting from expected closings of our Salem Harbor and State Line merchant generation plants.
•	$19 million net charge in connection with the Virginia Commission’s final ruling associated with its biennial review of Virginia Power’s base rates for 2009-2010 test years.
•	$13 million of earthquake related costs, largely related to inspections following the safe shutdown of reactors at our North Anna nuclear power station.
•	$14 million benefit related to litigation with the Department of Energy for spent nuclear fuel-related costs at Millstone nuclear power station.
•	$3 million net benefit related to other items.

(millions, except per share amounts)	1Q11	2Q11	3Q11	4Q11	YTD 2011	2
Operating earnings	$541	$338	$541	$334	$1,754
Items excluded from operating earnings (after-tax):
Impairment of generation assets	(39)			(139)	(178)
Hurricane Irene costs			(74)	15	(59)
Kewaunee operations	(19)	(1)	(12)	(7)	(39)
Emission allowances impairments			(34)		(34)
Charges related to merchant generation plant closings		(11)	(10)		(21)
Impact of Virginia Power biennial review order				(19)	(19)
Earthquake costs			(13)		(13)
Recoverable spent nuclear fuel-related costs		14			14
Other items	(4)	(4)	(6)	17	3
Total items excluded from operating earnings (after-tax) 1	(62)	(2)	(149)	(133)	(346)
Reported net income	$479	$336	$392	$201	$1,408
Common shares outstanding (average, diluted)	580.5	575.2	571.2	571.2	574.6
Operating earnings per share	$0.93	$0.59	$0.95	$0.58	$3.05
Items excluded from operating earnings (after-tax)	(0.11)	(0.01)	(0.26)	(0.23)	(0.60)
Reported earnings per share	$0.82	$0.58	$0.69	$0.35	$2.45

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
Items excluded from operating earnings:	1Q11	2Q11	3Q11	4Q11	YTD 2011
Impairment of generation assets	(55)			(228)	(283)
Hurricane Irene costs			(121)	25	(96)
Kewaunee operations	(32)	(5)	(19)	(10)	(66)
Emission allowances impairments			(57)		(57)
Charges related to merchant generation plant closings		(17)	(16)		(33)
Impact of Virginia Power biennial review order				(31)	(31)
Earthquake costs			(21)		(21)
Recoverable spent nuclear fuel-related costs		24			24
Other items	6	(8)	(29)	(11)	(42)
Total items excluded from operating earnings	($81)	($6)	($263)	($255)	($605)

2)	YTD 2011 EPS may not equal sum of quarters due to share count differences.

Schedule 4 - Reconciliation of 1Q12 Earnings to 1Q11

Preliminary, unaudited	Three Months Ended
(millions, except EPS)	March 31,
	2012 vs. 2011
	Increase / (Decrease)
Reconciling Items	Amount	EPS

Dominion Virginia Power
Regulated electric sales:
Weather	($18)	($0.03)
Other	6	0.01
FERC Transmission equity return	9	0.02
Retail energy marketing operations	20	0.03
Other O&M expenses	8	0.01
Other	(8)	(0.01)
Share accretion	---	0.00
Change in contribution to operating earnings	$17	$0.03

Dominion Energy
Gas Distribution weather	(6)	(0.01)
Producer Services margin	(14)	(0.02)
Share accretion	---	0.00
Change in contribution to operating earnings	($20)	($0.03)

Dominion Generation
Regulated electric sales:
Weather	($37)	($0.07)
Other	15	0.03
Merchant generation margin	(62)	(0.11)
PJM ancillary services	(14)	(0.02)
Other O&M expenses	18	0.03
Other	5	0.01
Share accretion	---	0.01
Change in contribution to operating earnings	($75)	($0.12)

Corporate and Other
Change in contribution to operating earnings	$24	$0.04

Change in consolidated operating earnings	($54)	($0.08)

Change in items excluded from operating earnings 1	$69	$0.12

Change in reported earnings (GAAP)	$15	$0.04

1)	Refer to Schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation"
on Dominion's website at www.dom.com/investors.